UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2011

AFFINION GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	333-133895	16-1732152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The information contained in Item 7.01 below, to the extent it relates to Affinion Group, Inc.’s (the “Company”) historical results of operation and financial condition as of and for the year ended December 31, 2010 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On February 4, 2011, the Company announced its intention, subject to certain conditions, to obtain incremental term loans in an aggregate principal amount of $250 million (the “Incremental Term Loans”) under the Company’s Amended and Restated Credit Agreement, dated as of April 9, 2010.

The following information regarding the Company and the Company’s acquisition of Webloyalty Holdings, Inc. (“Webloyalty”) is being disclosed to certain persons in connection with the Incremental Term Loans:

The Company intends to use the proceeds of the Incremental Term Loans (a) for working capital and other corporate purposes, (b) to fund future strategic initiatives and (c) to pay dividends to its parent, Affinion Group Holdings, Inc. (“Holdings”), to be used (i) to fund a dividend of $134.5 million to Holdings’ shareholders, (ii) to fund the redemption of all of the preferred equity of Holdings, (iii) for general corporate purposes, (iv) for near term interest payments of Holdings and (v) for certain other purposes. Following the completion of this transaction, approximately $43 million and $62 million of proceeds are expected to be available as cash on the respective balance sheets of the Company and Holdings.

Webloyalty is a leading online marketing services company. Webloyalty provides, designs and administers online subscription loyalty solutions that offer valuable discounts, services and benefits for its subscribers and provides its clients with programs that enhance their relationship with their customers. In addition to its domestic services, Webloyalty operates in several countries in Europe.

The Webloyalty acquisition is consistent with the Company’s long-standing business strategy in several respects: the acquisition enhances the Company’s operations in attractive international markets, including France and the United Kingdom; it provides the Company with a technology platform that expands the range of its marketing media, particularly in online channels; and it provides additional economies of scale in the combined product portfolio.

Due to the strong alignment and commonalities in the product portfolios, vendor relationships and geographic footprint for the Company and Webloyalty prior to the consummation of the Webloyalty acquisition, disruptions to business operations associated with the acquisition integration process are expected to be minimal.

The Company’s Combined Adjusted EBITDA (as defined below) was $380.5 million for the year ended December 31, 2010 and is projected to be within the range of $365 million to $385 million (approximately $45 million to $55 million of which is projected to be attributable to the acquired Webloyalty business) for the year ending December 31, 2011. The Company’s cash and cash equivalents was $121.1 million at December 31, 2010. After giving effect to the Incremental Term Loans, the transactions contemplated thereby and the payment of a dividend by the Company to Holdings following the Webloyalty acquisition, the Company would have had cash and cash equivalents of $62.4 million at December 31, 2010. The Company projects that its cash and cash equivalents will be approximately $170 million at December 31, 2011 (which projection does not reflect any extraordinary items of uncertain probability).

Adjusted EBITDA, excluding the pro forma effect of the Connexions (as defined below) acquisition, of $318.5 million for the year ended December 31, 2010 represented an increase of $6.5 million compared to the year ended December 31, 2009 due principally to increased contributions from the Company’s loyalty and international programs, which more than offset declines in the Company’s membership and insurance and package programs. The increases in loyalty and international were due primarily to the acquisition of Connexions, the launch of new programs with both new and existing loyalty clients, the launch of new subscription programs in Italy and the UK, and the realization of cost efficiencies.

Adjusted EBITDA consists of the Company’s income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in the Company’s debt agreements to test the permissibility of certain types of transactions, including debt incurrence. Pro forma Adjusted EBITDA is Adjusted EBITDA as further adjusted to give pro forma effect to the acquisition of (i) Connexions Loyalty Travel Solutions, L.L.C. (“Connexions”) that was completed in the third quarter of 2010, and (ii) Webloyalty that was completed on January 14, 2011, in each case, as if they had occurred on January 1, 2010. The Combined Adjusted EBITDA, including Webloyalty (“Combined Adjusted EBITDA”), of $380.5 million is Adjusted EBITDA, after giving pro forma effect to the Connexions acquisition, as further adjusted to reflect a pro forma adjustment for the Webloyalty acquisition of $53.0 million, which consists of $106.6 million of Adjusted EBITDA relating to the Webloyalty acquisition less the impact of applying the Company’s accounting policy for marketing expense (recognized when incurred) to Webloyalty’s historical results (Webloyalty historically amortized marketing expense as deferred acquisition costs). The Company believes that the inclusion of Adjusted EBITDA, Pro forma Adjusted EBITDA and Combined Adjusted EBITDA are appropriate as liquidity measures. Each of Adjusted EBITDA, Pro forma Adjusted EBITDA and Combined Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP, and may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA, Pro forma Adjusted EBITDA or Combined Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or as an indicator of operating performance.

Set forth below is a reconciliation of the Company’s consolidated net loss for the twelve months ended December 31, 2010 to Adjusted EBITDA, Combined Adjusted EBITDA and Pro forma Adjusted EBITDA:

Twelve Months Ended December 31, 2010
(in millions)
Net loss attributable to Affinion Group, Inc	$(143.5)
Interest expense, net	146.4
Income tax expense	13.7
Non-controlling interest	1.1
Other expense, net	1.8
Loss on extinguishment of debt	36.9
Depreciation and amortization	195.2
Effect of the Transactions, reorganizations and non-recurring revenues and gains (a)	(5.9)
Certain legal costs (b)	26.8
Net cost savings (c)	7.6
Other, net (d)	38.4

Adjusted EBITDA, excluding Connexions (e)	318.5
Effect of the Connexions acquisition (f)	9.0

Adjusted EBITDA, including Connexions	327.5
Estimated historical Adjusted EBITDA of Webloyalty (g)	53.0

Combined Adjusted EBITDA, including Webloyalty	380.5
Adjustment to conform Webloyalty accounting policy (h)	53.6

Pro forma Adjusted EBITDA, including Connexions and Webloyalty	$434.1

(a)	Effect of the Transactions, reorganizations and non-recurring revenues and gains—eliminates the effects of the consummation on October 17, 2005, of the acquisition (the “Acquisition”) by the Company of Affinion Group, LLC (known as Cendant Marketing Group, LLC prior to the consummation of the Acquisition) and Affinion International Holdings Limited (known as Cendant International Holdings Limited prior to the consummation of the Acquisition) and the purchase agreement, the indemnification agreement, the non-solicit agreement and the non-compete agreement entered into in connection with the Acquisition (collectively, the “Transactions”), prior business reorganizations and non-recurring revenues and gains.
(b)	Certain legal costs—represents legal costs for certain legal matters.
(c)	Net cost savings—represents the elimination of costs associated with severance incurred.
(d)

Other, net—represents: (i) net changes in other reserves, (ii) the elimination of share-based compensation expense, (iii) the elimination of foreign currency gains and losses relating to unusual, non-recurring intercompany transactions, (iv) the loss from an investment accounted for under the equity method, (v) the impact of changes in US GAAP and (vi) consulting fees paid to Apollo.
(e)	Adjusted EBITDA, excluding Connexions, does not give pro forma effect to the Connexions acquisition that was completed in the third quarter of 2010. However, we do make such accretive pro forma adjustment as if such acquisition had occurred on January 1, 2010 in calculating the Adjusted EBITDA under our amended and restated senior secured credit facility and the indentures governing our senior notes and senior subordinated notes.
(f)	Gives effect to the completion of the Connexions acquisition as if it had occurred on January 1, 2010.
(g)	Represents the estimated historical Adjusted EBITDA of Webloyalty for the year ended December 31, 2010. The Company acquired Webloyalty, a leading online marketing services company, on January 14, 2011. Inclusion of Webloyalty’s estimated historical Adjusted EBITDA for the year ended December 31, 2010 gives effect to the acquisition as if it had occurred on January 1, 2010.
(h)	Represents adjustment to Webloyalty’s estimated historical Adjusted EBITDA to conform Webloyalty’s accounting policy of capitalizing direct marketing acquisition costs and amortizing such costs over the estimated membership period to the Company’s policy of expensing such costs as incurred.

The amounts disclosed in this report containing the Company’s financial results as of and for the year ended December 31, 2010 are preliminary estimates and have not yet been finalized by management or audited. When the Company’s actual financial results as of and for the year ended December 31, 2010 are finalized, they will include any adjustments necessary, in the opinion of management, for a fair presentation of such information. The Company’s audited 2010 financial results could vary materially from those preliminary estimates included herein. The preliminary financial data included herein has been prepared by and is the sole responsibility of the Company’s management.

This report may contain “forward-looking” statements as defined by the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission (the “SEC”) in its rules, regulations and releases. These statements include, but are not limited to, Affinion’s expectations regarding the performance of its business, its liquidity and capital resources, its guidance for 2010 and 2011 and the other non-historical statements. These statements can be identified by the use of words such as “believes” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward looking statements are based on management’s current expectations and beliefs only as of the date of this report and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks related to general economic and business conditions and international and geopolitical events, a downturn in the credit card industry or changes in the techniques of credit card issuers, industry trends, foreign currency exchange rates, the effects of a decline in travel on the Company’s travel fulfillment business, termination or expiration of one or more agreements with its marketing partners or a reduction of the marketing of its services by one or more of its marketing partners, the Company’s substantial leverage, restrictions contained in its debt agreements, its inability to compete effectively, and other risks identified and discussed from time to time in the Company’s reports filed with the SEC, including the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Readers are strongly encouraged to review carefully the full cautionary statements described in these reports. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this report, or to reflect the occurrence of unanticipated events or circumstances.

Note: The information contained under this Item 2.02 and this Item 7.01 in this report shall not be deemed “filed” for the purposes of Section 8 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP, INC.

Date: February 4, 2011	By:	/s/ Todd H. Siegel
Name: Todd H. Siegel
Title: Executive Vice President and Chief Financial Officer